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          [LETTERHEAD OF GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN]



                                 March 14, 1996



Olsten Corporation


175 Broad Hollow Road


Melville, NY 11747-8905


     Re: Olsten Corporation -- Amendment No. 1 to


       Registration Statement on Form S-3



Ladies and Gentlemen:



     In connection with the registration by Olsten Corporation, a Delaware
corporation, of $200,000,000 aggregate principal amount of      % Senior Notes
due 2006, pursuant to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-01507) ("Registration Statement") filed under the Securities Act of 1933, as amended ("1933 Act"), we hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          /s/ GORDON ALTMAN BUTOWSKY WEITZEN


                                            SHALOV & WEIN